EXHIBIT 99.1

SAFECO Corporation Certification Pursuant to

18 U.S.C. Section 1350

As Adopted Pursuant to Section 906

of the Sarbanes-Oxley Act of 2002

I, Michael S. McGavick, President and Chief Executive Officer of Safeco Corporation (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)	the Annual Report on Form 10-K of the Company for the year ended December 31, 2002 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 19, 2003

/s/ MICHAEL S. MCGAVICK
Michael S. McGavick Chairman and Chief Executive Officer